EXHIBIT 99.1

October 21, 2004 08:01 AM US Eastern Timezone

CIRILIUM ENTERS INTO LETTER OF INTENT TO ACQUIRE T-SPEED BROADBAND COMMUNICATIONS, INC.

WEST PALM BEACH, Fla.--(BUSINESS WIRE)--Oct. 21, 2004--Cirilium Holdings, Inc. (OTCBB: CRLU), an end-to-end Voice over Internet Protocol (VoIP) solutions provider, announced today that it has entered into a letter of intent to acquire T-Speed Broadband Communications, Inc., a leading regional provider of Wireless Local Loop (WLL) services and Wireless DSL (WDSL) access for the small to medium-size enterprise (SME).

The foundation of T-Speed Broadband's business model is an extensive fixed wireless network throughout metropolitan areas in the Southwest United States, which will provide a cost effective, "last mile" solution for high speed data (Internet) and value-added services such as virtual private networks (VPN), managed hosting and storage solutions, and services for enterprise customers. T-Speed Broadband currently operates 177 properties and has 19.8 million square feet of coverage in its metropolitan area network.

In addition to its current revenue, T-Speed brings to Cirilium its more than 300 business customers, many of which are potential VoIP customers for Cirilium. T-Speed Broadband holds a significant economic and service deployment advantage over wired high-speed data service providers competing for "last mile" data services. Throughout its 4+ years of operating in network deployment, T-Speed has been able to provide services quickly and more cost-effectively than its competitors by utilizing robust fixed wireless technology within the unlicensed
2.4 Ghz ISM and 5.8 Ghz UNII-band spectrum.

Matt Hutchins, President and Chief Executive Officer of T-Speed Broadband, states that "the inflection point of combining last mile broadband fixed wireless operations with VoIP solutions for customers has occurred, changing the telecommunications market forever. Bundling these services and VoIP solutions is the wave of the future and will serve as the preferred platform for providing telecommunications and data services to business and residential customers nationwide. The combination of T-Speed Broadband and Cirilium is designed to be a vanguard in this telecommunications revolution."

Tim Simpson, President and Chief Operating Officer of Cirilium, adds that "the acquisition of T-Speed Broadband would strengthen Cirilium's VoIP business model. Already in the fast paced VoIP market, Cirilium can now take advantage of the emerging broadband wireless markets as well. We will now be able to provide both voice and data through T-Speed Broadband's existing customer base and rapidly expand into other second and third tier markets."

About Cirilium Holdings, Inc.

Cirilium Holdings, Inc., a Delaware corporation, currently conducts operations through two subsidiaries, Cirilium, Inc. and Stitel Systems, Inc.

About Cirilium, Inc.

Cirilium develops markets and supports its award winning VoIP solutions. The Company delivers true VoIP transport, consistent call control and revenue-generating applications for service providers and enterprises. The "core to the edge" VoIP product line consists of gateways in various densities; the multi-application Integrated Communications Gateway; switching; call management and billing applications; enhanced pre-paid calling card services; Web Voice technologies; and more. Cirilium is headquartered in Tempe, Arizona and the Company's website is www.cirilium.com.

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About T-Speed Broadband

T-Speed Broadband is a regional provider of broadband, fixed wireless Internet access services and applications in the Southwest United States. T-Speed Broadband targets its services to small and medium size enterprise customers located in multi-tenant unit (MTU) and single tenant occupied buildings. T-Speed Broadband currently has high speed, fixed wireless operations in the Dallas/Fort Worth metroplex and Austin, Texas. T-Speed Broadband specializes in providing broadband communications solutions for businesses that need fast connectivity today! T-Speed Broadband offers a complete range of Internet services, including dedicated access connections from .5 mbps to 2 mbps, and content solutions including website development and hosting as well as data storage and recovery solutions.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results could differ materially because of factors such as: the effect of general economic and market conditions, entry into markets with vigorous competition, market acceptance of new products and services, continued acceptance of existing products and services, technological shifts, and delays in product development, any of which may cause revenues and income to fall short of anticipated levels.

For further information regarding risks and uncertainties associated with Cirilium Holdings, Inc., formerly SK Technologies Corporation, businesses, please refer to the Company's filings with the Securities and Exchange Commission (SEC), including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, all of which may be obtained through the SEC's website at: http://www.sec.gov. or by contacting the Company's investor relations department via email at: Investorrelations@Cirilium.com.

All information in this release is current as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.